Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Amendment No. 1) and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 6,800,000 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 1996, with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP
                                                      Ernst & Young LLP



Walnut Creek, California
October 2, 1996